Exhibit 10.7

UNSECURED PROMISSORY NOTE

Amount: $150,000	Due: February 4, 2016

FOR VALUED RECEIVED, the undersigned, U.S. Rare Earths, Inc., a Nevada Corporation, (hereinafter referred to as “Maker”), hereby promises to pay to the order of Unique Materials, LLC, a Texas Limited Liability Company, (the “Holder), or its assigns , the principal sum of ONE HUNDRED FIFTY THOUSAND and no /100 DOLLARS ($150,000), with interest thereon at the rate of Five Percent (5%) due on February 4, 2016 and pursuant to conditions set forth:

a.              The Maker hereby agrees to pay this Promissory Note on February 4, 2016.

b.              This Promissory Note is unsecured.

c.               In case of default in the payment of the principal and/or interest as herein stipulated and should legal action be commenced or an attorney employed to enforce payment of this Promissory Note, the undersigned Maker agrees to pay a reasonable sum as attorney’s fees in such action.

d.              This Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas and any action to enforce the payments due under this Promissory Note, shall be brought in a court of competent jurisdiction within the State of Texas.

“Maker”		“Holder”
U.S. Rare Earths, Inc.		Unique Materials, LLC

By:	/s/ Michael D. Parnell	By:	/s/ Scott Chrimes
	Michael D. Parnell		Scott Chrimes